EXHIBIT 23.1


CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

TDK Mediactive, Inc.
Calabasas, California

We hereby consent to the incorporation by reference in the registration statement of TDK Mediactive, Inc. (formerly known as Sound Source Interactive, Inc.) on Form S-8 (File Nos. 333-48158, 333-63567, 333-11481 and 333-11483) of
our report dated April 9, 2001, relating to the consolidated financial statements of TDK Mediactive, Inc. appearing in the Company's Annual Report on Form 10-KSB for the nine months ended March 31, 2001.


/s/ BDO Seidman, LLP

Los Angeles, California
June 27, 2001